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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We comment to the incorporation of our report dated March 20, 1997 (August 29, 1997 as to note 14) on the financial statements of Vitrocrisa, S.A. de C.V. as of and for the year ended December 31, 1996, appearing in the Current Report on Form 8-K of Libbey Inc. dated October 17, 1997, by reference in (a) the Registration Statement of Libbey Inc. on Form S-8, File Number 33-64726, for the registration of common stock, (b) the Registration Statement of Libbey Inc. on Form S-8, File Number 33-80448, for the registration of common stock, (c) the Registration Statement of Libbey Inc. on Form S-8, File Number 33-98234, for the registration of common stock (d) the Registration Statement of Libbey Inc. on Form S-8, File Number 333-19459, for the registration of common stock and (e) the Registration Statement of Libbey Inc. on Form S-3, File Number 333-28735, for the registration of debt securities and common stock; and to the reference to us under the heading "Experts" in the Prospectus Supplement to the Prospectus included in The Registration Statement on Form S-3 of Libbey Inc. File Number 333-28735, which is part of such Registration Statement.

/s/ Deloitte & Touche
Deloitte & Touche

Monterey, Mexico
October 22, 1997